Exhibit 10.38.7

AMENDMENT NO. 1

TO THE

UNIFIED GROCERS, INC.

CASH BALANCE PLAN

Unified Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective as set forth below, as follows:

1. Effective January 1, 2009, the last sentence of the definition of “Actuarial Equivalent” in Section 1.2 of the Plan is hereby amended in its entirety to read as follows:

“In addition, with respect to an AG Participant’s AG Plan Benefit, ‘Actuarial Equivalent’ shall have the meaning set forth in the AG Plan as of the Merger Date, adjusted only if necessary to comply with changes in the law (including, without limitation, the use of the Applicable Interest Rate and Applicable Mortality Table as defined in this Plan where required), provided, however, that, in the case of an AG Participant who becomes an Employee on or after the Merger Date, Actuarial Equivalent for purposes of determining optional forms of benefit shall be the factors used for this Plan.”

2. Effective January 1, 2008, the definition of “Applicable Interest Rate” in Section 1.2 of the Plan is hereby amended in its entirety to read as follows:

“‘Applicable Interest Rate’ shall mean the adjusted first, second, and third segment rates applied under rules similar to the rules of Code Section 430(h)(2)(C) for the month of November of the Plan Year that immediately precedes the date of distribution, or such other time as the Secretary of the Treasury may prescribe, in accordance with Code Sections 417(e)(3)(C) and (D).”

3. Effective January 1, 2009, the last sentence of Section 6.1(d) of the Plan is hereby amended in its entirety to read as follows:

“Despite the foregoing, (i) the Participant’s Accrued Benefit derived from his or her Cash Balance Benefit, if any, shall be adjusted in accordance with the early retirement factors set forth in Table 1 on the attached Appendix A; (ii) the Participant’s Accrued Benefit derived from his or her Prior Plan Benefit, if any, shall be adjusted in accordance with the early retirement factors set forth in Table 4 on the attached Appendix A; (iii) an AG Participant’s AG Plan Benefit accrued before January 1, 2001, shall be adjusted in accordance with the early retirement factors set forth in Table 4 or Table 5 on the attached Appendix A, whichever is more generous; and (iv) an AG Participant’s AG Plan Benefit, accrued after December 31, 2000, shall be adjusted in accordance with the last sentence of the definition of Actuarial Equivalent in Section 1.2 of the Plan.”

4. Effective January 1, 2009, the first two sentences of Section 6.1(f) of the Plan are hereby amended in their entirety to read as follows:

“Upon the subsequent termination of employment of a re-employed Participant who was eligible to begin receiving payments under the Plan (whether or not such benefit payments had actually commenced), the Participant’s Accrued Benefit shall be re-determined in accordance with the provisions applicable to him or her as of his or her subsequent termination of employment, as if no prior benefit payments had been made. His or her Accrued Benefit, as so re-determined, shall then be reduced by the Actuarial Equivalent of the benefit payments, if any, previously made to such Participant prior to his or her subsequent Benefit Commencement Date.”

5. Effective January 1, 2009, Section 6.2(e)(viii) of the Plan is hereby amended by changing each reference to “Qualified Joint and 50% Survivor Annuity” to read “Qualified Joint and Survivor Annuity” wherever it appears in such Section.

6. Effective January 1, 2009, a new sentence is added at the end of Section 6.5 of the Plan to read as follows:

“If a Participant becomes an Employee after the distribution of such Participant’s benefits has commenced, distribution of such benefits shall nonetheless continue.”

7. Effective January 1, 2008, a new subsection (f) is hereby added to Section 6.7 of the Plan to read as follows:

“(f) A Participant may elect to roll over directly an Eligible Rollover Distribution to a Roth IRA described in Code Section 408A(b).”

8. Effective January 1, 2009, a new subsection (f) is hereby added to Section 11.13 of the Plan to read as follows:

“(f) If an individual on Qualified Military Service receives a differential wage payment, (i) he or she shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit that is based on the differential wage payment, provided, however, in the case of subsection (iii) above, the special nondiscrimination requirements of Code Section 414(u)(12)(C) are met. The special distribution rule of Code Section 414(u)(12)(B) shall also apply. For purposes of the foregoing, ‘differential wage payment’ shall have the meaning given such term by Code Section 3401(h)(2).”

9. Effective as of January 1, 2009, Table 5 on Appendix A of the Plan is hereby amended and restated to read as follows:

“Table 5

ERF Age	Years of Vesting Service
	Under 25	25	26	27	28	29	30
55	0.500	0.600	0.650	0.700	0.750	0.800	0.850
56	0.533	0.626	0.673	0.720	0.767	0.813	0.860
57	0.567	0.654	0.697	0.740	0.784	0.827	0.870
58	0.600	0.680	0.720	0.760	0.800	0.840	0.880
59	0.633	0.706	0.743	0.780	0.817	0.853	0.890
60	0.667	0.734	0.767	0.800	0.834	0.867	0.900
61	0.733	0.786	0.813	0.840	0.867	0.893	0.920
62	0.800	0.840	0.860	0.880	0.900	0.920	0.940
63	0.867	0.894	0.907	0.920	0.934	0.947	0.960
64	0.933	0.946	0.953	0.960	0.967	0.973	0.980
65	1.000	1.000	1.000	1.000	1.000	1.000	1.000

For purposes of the above table, fractional years of Vesting Service and fractional ages shall be rounded to the nearest whole year.”

10. Effective as of January 1, 2008, the definition of “Actuarially Equivalent/Actuarially Adjusted” in Section 1.3 of the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. is hereby amended by adding three paragraphs at the end thereof to read as follows:

“Effective January 1, 2008, notwithstanding any Plan provision to the contrary (or unless otherwise required by law), ‘Actuarially Equivalent/Actuarially Adjusted’ shall be determined using the Applicable Interest Rate and Applicable Mortality Table (both defined below), as hereinafter updated, modified or changed by applicable notice, rule, regulation or law, such change hereby incorporated by reference.

‘Applicable Mortality Table’ shall mean the table prescribed by the Secretary of Treasury in accordance with Code Section 417(e)(3)(B).

‘Applicable Interest Rate’ shall mean the adjusted first, second, and third segment rates applied under rules similar to the rules of Code Section 430(h)(2)(C) for the month of November of the Plan Year that immediately precedes the date of distribution, or such other time as the Secretary of the Treasury may prescribe, in accordance with Code Sections 417(e)(3)(C) and (D).”

* * * * * *

The Company has caused this Amendment No. 1 to be signed on the date indicated below, to be effective as indicated above.

“Company”

UNIFIED GROCERS, INC.

Dated: December 30, 2009	By:	/s/ Robert M. Ling, Jr.
	Its:	Executive Vice President & General Counsel